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                                PROMISSORY NOTE

Dallas, Texas                    $11,500,000.00                     May 5, 1999

     CompUSA Inc., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("Lender"), at the principal office of NationsBank, N.A., in lawful money of the United States of America, the principal sum ELEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($11,500,000.00), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Advances under this Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Advances under a Second Amended and Restated Credit Agreement, dated as of March 14, 1998, among the Borrower, NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), as Administrative Lender, certain Co-Agents and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Note when due. This Note is a replacement and modification (but not a novation of the debt evidenced thereby) of that certain Promissory Note, dated as of March 12, 1998, payable by the Borrower to the order of the Lender in the principal amount of $15,000,000.

     The Borrower and all endorsers, sureties and guarantors of this Note (without waiving any notice that any Lender is specifically required to give pursuant to SECTION 8.1 of the Credit Agreement) hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of acceleration of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

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     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       CompUSA Inc.



                                       By:  s/James E. Skinner
                                          -------------------------------------
                                          James E. Skinner
                                          Executive Vice President


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